UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2009

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01    Other Events.

On March 25, 2009, Shore Bancshares, Inc. (the “Company”) submitted a notice with the United States Department of the Treasury ( “Treasury”) requesting permission to repay 100% of the assistance received from Treasury through the Troubled Asset Relief Program Capital Purchase Program.  The repayment would involve the redemption of the 25,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) issued to the Treasury on January 9, 2009.  In addition, the Company’s application requested that it be allowed to repurchase the common stock purchase warrant (covering 172,970 shares of common stock) that was issued to Treasury along with the Preferred Stock.  Treasury must consult with the Company’s primary federal regulator to determine whether to permit the Company to consummate the repayment.  Accordingly, there can be no guaranty that the Company will repay any or all of the CPP assistance.

Additional information regarding the potential repayment is contained in the Company’s press release dated March 26, 2009, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)           Exhibit 99.1                                Press release dated March 26, 2009 (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: March 26, 2009	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 26, 2009 (filed herewith).